FOR IMMEDIATE RELEASE

May 27, 2005

Contact:

Rosemarie Faccone

Susan Jordan

732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

ANNOUNCES ANTICIPATED SALE OF TETERBORO, NEW JERSEY PROPERTY

Freehold, NJ, May 27, 2005……. Monmouth Real Estate Investment Corporation (NASDAQ/NMS:MNRTA), a 25% equity partner in Hollister ’97, LLC, a New Jersey limited liability company, anticipates the sale of Hollister Corporate Park at 100 Hollister Road, Teterboro, Bergen County, New Jersey, to a New York-based real estate investment company, within the next few weeks.  The corporate park, which is tenanted by AT&T Wireless, was originally purchased by Hollister ‘97 in June of 1997.  The selling price is approximately $13,800,000.

Monmouth, whose investment in Hollister ’97 totals approximately $900,000, will receive a portion of the proceeds of the sale of approximately $2,150,000, resulting in a gain of approximately $1,250,000.  Simultaneous with the sale, Monmouth will be withdrawing from Hollister ’97 LLC.

Monmouth Real Estate Investment Corporation is a publicly owned real estate investment trust specializing in net-leased industrial properties.   Monmouth Real Estate Investment Corporation’s equity portfolio consists of thirty-eight industrial properties and one shopping center located in New Jersey, New York, Connecticut, Maryland, Michigan, Mississippi, Missouri, Massachusetts, Nebraska, Iowa, Illinois, North Carolina, South Carolina, Kansas, Pennsylvania, Florida, Virginia, Ohio, Wisconsin, Arizona, Georgia, Colorado and Alabama.  In addition, the company owns a portfolio of REIT securities.

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